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                                                                   Exhibit 10.23

                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT made and entered into as of the Effective Date as hereinafter defined, by and among VALASSIS COMMUNICATIONS, INC. ("VCI"), VALASSIS INSERTS, INC., a Delaware corporation whose principal place of business is located at 36111 Schoolcraft Road, Livonia, Michigan 48150 ("Valassis") (VCI and Valassis sometimes collectively referred to as the "Corporations"), and William F. Hogg (the "Executive").

IN CONSIDERATION of the mutual promises, covenants and agreements set forth below, it is hereby agreed as follows:

     Employment and Term.
     -------------------

          (a) The Corporations agree to employ the Executive, and the Executive agrees to remain in the employ of the Corporations, in accordance with the terms and provisions of this Agreement for the period set forth below (the "Employment Period").

          (b) The Employment Period shall commence as of the consummation date (the "Effective Date") of the initial public offering of the common stock of VCI (the "IPO") and shall continue until the close of business on March 31, 1996; provided, however, that if the IPO has not been consummated prior to July 1, 1992, then this Agreement shall be deemed cancelled and of no force or effect.

     Duties and Powers of Executive.
     ------------------------------

          (c) Position. During the Employment Period, the Executive shall serve as a Vice President of the Corporations.

          (d) Duties. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially his full business time and attention during normal business hours to the business and affairs of the Corporations and to the discharge of his duties hereunder. The Executive shall perform his duties hereunder subject to the customary oversight by the Chief Executive Officer and the Boards of Directors of the Corporations (sometimes individually referred to as the "Board" and collectively referred to as the "Boards").

     Compensation.
     ------------

The Executive shall receive the following compensation for his services hereunder to both Corporations:

          (e) Salary. The Executive's annual base salary ("Annual Base Salary"), payable not less often than biweekly, shall be at the annual rate of not less than $171,990 commencing on the Effective Date. Subject, to customary oversight by the Boards, and consistent with the authorities, duties and responsibilities of the Chief

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Executive Officer of the Corporations as of January 1, 1992, the Chief Executive
Officer of the Corporations may from time to time direct such upward adjustments in Annual Base Salary as the Chief Executive Officer of the Corporations deems to be necessary or desirable as a result of the Executive's performance, including without limitation adjustments in order to reflect increases in the cost of living.

          (f) Annual Cash Bonus. With respect to each of Valassis' 1992, 1993, 1994, 1995 and 1996 fiscal years, the Executive shall be paid by the Corporations a cash bonus of up to 100% of Annual Base Salary in accordance with
Schedule 1 hereto and the targets set forth therein or in the case of fiscal years 1995 and 1996 as set by the Board provided, however, that for fiscal year 1996 the Executive shall receive only 75% of the full bonus that is earned for such year; further provided, however, that 50% of any bonus payable hereunder, to the extent to be paid for each fiscal year, shall be paid automatically and without additional approval and the remaining 50% thereof shall be paid only if, and to the extent, recommended and approved by the Chief Executive Officer of the Corporations.

          (g) Retirement, Incentive and Welfare Benefit Plans. During the Employment Period and so long as the Executive is employed by the Corporations, he shall be eligible to participate in all incentive, savings, retirement and welfare plans, practices, policies and programs including, without limitation, Valassis Employees' Profit Sharing Plan, its 401(k) Retirement Savings Plan, its Flex Plan and the 1992 Long-Term Incentive Plan of VCI (the "Incentive Plan"), Valassis' death benefit plans, its disability benefit plans, and its medical, dental and health and welfare plans (the "Plans") applicable generally to employees and/or other executives of the Corporations.

          (h) Expenses. The Corporations agree to reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by each Board and the Executive shall account to the Corporations for such expenses.

          (i) Fringe Benefits. During the Employment Period and so long as the Executive is employed by the Corporations, the Corporations shall furnish an automobile to the Executive and pay all of the related expenses for gasoline, insurance, maintenance and repairs, in each case on a basis substantially equivalent to such fringe benefit provided to the Executive in the past.

          (j) Vacation and Other Absences. During the Employment Period and so long as the Executive is employed by the Corporations, he shall be entitled to paid vacation and such other paid absences whether for holidays, illness, personal time or any similar purposes, in accordance with the plans, policies, programs and practices of the Corporations in effect from time to time.

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     Termination of Employment.
     -------------------------

          (k) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Corporations determine in good faith that Disability (as defined below) of the Executive has occurred during the Employment Period, they may give to the Executive written notice in accordance with Section 1(w) of this Agreement of their intention to terminate the Executive's employment. In such event, the Executive's employment with the Corporations shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided, that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Corporations for a period of at least 180 days during any 12 month period as a result of incapacity due to mental or physical illness.

          (l) By the Corporations for Cause. The Corporations may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) the conviction of the Executive for the commission of a felony, (ii) action by the Executive involving willful malfeasance or gross negligence or failure to act by the Executive involving material nonfeasance, which, at the time of such willful malfeasance or gross negligence or material nonfeasance, has a materially adverse effect on the Corporations or (iii) the failure by the Executive to follow directives of the Boards (to the extent permitted by applicable law) or the Chief Executive Officer of the Corporations or the failure to meet reasonable performance standards established by the Chief Executive Officer of the Corporations.

          (m) Notice of Termination. Any, termination by the Corporations for Cause shall be communicated by Notice of Termination to the Executive in accordance with Section 1(w) of this Agreement. For purposes of this Agreement, a "Notice of Termination," means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined in Section 1(n)) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Corporations to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Corporations hereunder or preclude the Corporations from asserting such fact or circumstance in enforcing the Corporations' rights hereunder.

          (n) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Corporations for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Corporations other than for Cause or Disability, the Date of Termination shall be the date on which the Corporations notify the Executive of such termination and (iii) if the Executive's employment is terminated by

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reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     Obligations of the Corporations upon Termination.
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          (o) Termination Other Than for Cause. During the Employment Period, if
the Corporation shall terminate the Executive's employment (other than in the case of a termination for Cause) or the Executive's employment shall terminate by reason of death or Disability (termination in any such case referred to as "Termination"):

                    (i) the Corporations shall pay to the Executive in a lump sum in cash the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid and (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"). The amounts specified in this Section 1(o)(i) shall be paid within 30 days after the Date of Termination; and

                    (ii) in the event of Termination other than by reason of the Executive's death or Disability, then beginning on the biweekly payment date next following the Termination and on each biweekly payment date thereafter until the end of the Employment Period (the period from such Date of Termination until the end of the Employment Period herein called the "Severance Period"), the Corporations shall pay to the Executive an amount equal to the biweekly installment of the Executive's rate of Annual Base Salary in effect as of such Date of Termination; and

                    (iii) in the event of Termination other than by reason of the Executive's death or Disability, the Corporations shall pay to the Executive in a lump sum in cash within 30 days after the date of Termination a bonus in an amount equal to 100% of the maximum Annual Cash Bonus for the fiscal year in which the event of Termination occurred, whether or not earned; and

                    (iv) in the event of Termination other than by reason of the Executive's death or Disability, then, during the Severance Period, the Corporations shall continue medical and welfare benefits to the Executive and/or the Executive's family at least equal to those which would have been provided if the Executive's employment had not been terminated, such benefits to be in accordance with the most favorable medical and welfare benefit plans, practices, programs or policies (the "M&W Plans") of the Corporations as in effect and applicable generally to other senior executives of the Corporations and their families during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Corporations (but on a prospective basis only unless, and then only to the extent, such more favorable M&W Plans are by their terms retroactive), provided, however, that if the Executive becomes

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     reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the benefits under the M&W Plans shall be reduced as provided in Section 0 of this Agreement. For purposes of determining eligibility of the Executive for benefits under the M&W Plans, the Executive shall be considered to have remained employed until the end of the Severance Period.

          (p) Termination by the Corporations for Cause. Subject to the provisions of Section 0 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, the Corporations shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid.

     Full Settlement; Mitigation.
     ---------------------------

The Executive shall make reasonable efforts to mitigate damages by seeking other comparable employment. To the extent that the Executive shall receive compensation or benefits from such other employment, the payments to be made and the benefits to be provided by the Corporations as provided in this Agreement shall be correspondingly reduced. If the Executive shall fail to make reasonable efforts to mitigate damages by seeking other comparable employment, the Corporations' obligations under this Agreement shall cease until such time as the Executive commences to make such efforts. If the Executive finally prevails with respect to any dispute among the Corporations, the Executive or others as to the interpretation, terms, validity or enforceability of (including any dispute about the amount of any payment pursuant to) this Agreement, the Corporations agree to pay all legal fees and expenses which the Executive may reasonably incur as a result of any such dispute; provided, however, that if the Executive is not entitled to recover such legal fees and expenses pursuant to the foregoing provisions of this Section 0, the Executive shall not be entitled to recover any such legal fees or expenses, and he hereby waives any rights to such recovery, under any provision of the By-laws (now or hereafter in effect) of either of the Corporations which provide for indemnification of or payment to the Executive of legal fees and expenses.

     Confidential Information and Competitive Conduct.
     ------------------------------------------------

          (q) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Corporations all secret, confidential information, knowledge or data relating to the Corporations or any of their affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Corporations or any of their affiliated companies and which shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this

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Agreement). During the Employment Period and for a period of 5 years thereafter, the Executive shall not, without the prior written consent of the Corporations or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Corporations and those designated by them.

          (r) Covenant Not to Compete or Solicit. During the Employment Period, the Executive shall not offer or sell any products or services, including without limitation a free standing insert business, directly competitive in any market with the business of the Corporations, nor shall he render services to any firm, person or corporation so competing with the Corporations, nor shall he have any interest, direct or indirect, in any business that is so competing with the business of the Corporations; provided however, that ownership of 5% or less of any class of debt or equity securities which are publicly-traded securities shall not be a violation of this covenant. The foregoing provisions of this
Section 1(r) shall be extended for a period of one year after the end of the Employment Period. So long as the Executive is employed hereunder, and for any additional period of time described in the preceding sentence, the Executive shall not, directly or indirectly, (i) solicit any employee of either of the Corporations with a view to inducing or encouraging such employee to leave the employ of either of the Corporations for the purpose of being hired by the Executive or any employer affiliated with the Executive or (ii) solicit, take away, attempt to take away, or otherwise interfere with the Corporations' business relationship with any of their respective customers.

          (s) In the event of a breach or threatened breach of this Section 0, the Executive agrees that the Corporations shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

     Successors.
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          (t) This Agreement is personal to the Executive and without the prior written consent of the Corporations shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (u) This Agreement shall inure to the benefit of and be binding upon the Corporations and their successors and assigns.

     Miscellaneous.
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          (v) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Boards or a

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committee thereof, shall have authority on behalf of the Corporations to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

          (w) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:
                           -------------------

                                    William F. Hogg
                                    c/o Valassis Inserts, Inc.
                                    36111 Schoolcraft Road
                                    Livonia, MI 48150

                           if to the Corporations:
                           ----------------------

                                    c/o Valassis Inserts, Inc.
                                    36111 Schoolcraft Road
                                    Livonia, MI 48150
                                    Attention: Barry P. Hoffman, Esq.

          (x) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (y) The Corporations may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (z) This instrument contains the entire agreement of the Executive and the Corporations with respect to the subject matter hereof and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby.

IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from their respective Boards of Directors, each of the Corporations has caused this Agreement to be executed as of the day and year first above written.

                                              VALASSIS COMMUNICATIONS, INC.



                                              By:   /s/ David A. Brandon
                                                 --------------------------
                                                      Name:   David A. Brandon
                                                      Title:  President & CEO

                                              VALASSIS INSERTS, INC.



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                                            By:   /s/ Barry P. Hoffman
                                                -------------------------
                                                    Name:   Barry P. Hoffman
                                                    Title:  Secretary

                                                  /s/
                                                -------------------------
                                                     William F. Hogg